EXHIBIT 10.2

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of the 24th day of April 2015 by and between StreamTrack, Inc., a Wyoming corporation (the “Company”), and Mark J. Richardson, an individual (the “Second Party”), with respect to the following facts:

R E C I T A L S

A. The Second Party owns 15,104 shares of the outstanding common stock of StreamTrack, Inc., a Wyoming corporation (the “MJR Common Shares”).

B. The Company has authorized 20,000 shares of Series C Convertible Preferred Stock (the “Series C Preferred”), none of which have yet been issued, and has authorized an unlimited amount of its Common Shares (“Common Shares”).

C. The Second Party desires to tender all of his MJR Common Shares to the Company for redemption and cancellation in exchange (the “Exchange”) for 500 shares of newly issued Series C Preferred in accordance with the parameters of Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

D. The Company desires to accept all of the MJR Common Shares from the Second Party in Exchange for the issuance of 500 shares of Series C Preferred to the Second Party.

E. The closing of the transactions contemplated by this Agreement (the “Closing”) will be deemed to have occurred upon the completion of the deliveries by each party to this Agreement (each, a “Party”), as described in Section 5 of this Agreement.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, and in light of the recitals stated above, the parties to this Agreement hereby agree as follows:

1.  Exchange of Common Shares for Series C Preferred.

Effective on the Closing, as defined in Recital E of this Agreement, the Company will issue 500 shares of Series C Preferred to the Second Party in Exchange for all 15,104 of the Common Shares currently owned by the Second Party, which will be cancelled. Each share of Series C Preferred is potentially convertible into $150.00 of the Company’s Common Stock. A copy of the Certificate of Designation governing the Series C Preferred, as filed with the Wyoming Secretary of State by the Company, is attached to this Agreement as Exhibit A.

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2.  Conditions to Convertibility of the Series C Preferred.

The Second Party agrees that the convertibility of the Series C Preferred is conditioned upon the satisfaction of the following events:

(A)	The Closing of the Exchange.

(B)	The Second Party must not at any time beneficially own more than 4.99% of the total issued and outstanding voting stock of the Company.

3.  Covenants of the Parties.

3.1 The Company. The Company covenants to cause its transfer agent to deliver certificates evidencing the shares of its Common Stock issuable to the Second Party within five (5) business days of the submission of conversion notices to the Company. The Company shall maintain the required amount of Series C Preferred and authorized Common Shares at all times as may be required to fulfill the terms of this Agreement. The Company shall make all necessary filings and disclosures to remain fully compliant with the SEC, FINRA and other regulatory bodies and exchanges so that its Common Stock shall remain tradable throughout the pendency of this Agreement and any related agreements.

3.2 The Second Party. The Second Party covenants to comply with the terms and conditions of this Agreement.

3.3 Further Assurances. Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated in this Agreement, to fulfill the conditions precedent for the Closing of the Exchange, and to execute such further documents and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated by it.

3.4 Consent of Company. The Company hereby consents to the transfer of MJR Common Shares to the Company by the Second Party in the Exchange as contemplated in this Agreement.

3.5 Transfer of Voting Rights. Upon the conversion of any Series C Preferred into shares of the common stock of the Company (the “Shares”), Second Party hereby immediately conveys all of its voting rights associated with those Shares to the Board of Directors of the Company and waives any voting rights it may have by virtue of those Shares. Said transfer and relinquishment of voting power is effective only for as long as and to the extent that Second Party otherwise has beneficial ownership of such Shares.

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4. Deliveries.

4.1 Items to be delivered by the Company to the Second Party.

(a)

Subject to Second Party’s delivery to the Company as provided in Section 4.2(a) of this Agreement, a certificate representing the shares of Series C Preferred being issued to the Second Party in the Exchange will be delivered to the Second Party within three (3) business days after the execution of this Agreement by all parties to it.

(b)	Any other document reasonably requested by the Second Party that he deems necessary for the consummation of the transactions contemplated by this Agreement will be delivered.

4.2 Items to be delivered to the Company by the Second Party.

(a)

Subject to the Company’s delivery as provided in Section 4.1(a) of this Agreement, a certificate evidencing the Common Shares will be delivered to the Company within three (3) business days after the execution of this Agreement by all parties to it, endorsed for transfer to the Company.

(b)	Any other document reasonably requested by the Company that it deems necessary for the consummation of the transactions contemplated by this Agreement will be delivered.

5. Survival of Representations and Warranties.

All representations, warranties and statements made by a Party in this Agreement or in any document or certificate delivered pursuant hereto shall survive the date of the Closing for the period of the applicable statute of limitations. Each of the Parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this Agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other Party or any other person other than as specifically set forth herein.

6. Injunctive Relief.

6.1 Damages Inadequate

Each party acknowledges that it would be impossible to measure in money the damages to the other parties if there is a failure to comply with any covenants or provisions of this Agreement, and agrees that in the event of any breach of any covenant or provision, the other Parties to this Agreement will not have an adequate remedy at law.

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6.2 Injunctive Relief

It is therefore agreed that any Party to this Agreement who is entitled to the benefit of the covenants or provisions of this Agreement which have been breached, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief to enforce such covenants and provisions, and that in the event that any such action or proceeding is brought in equity to enforce them, the defaulting or breaching Party will not urge a defense that there is an adequate remedy at law.

7. Waivers.

If any Party shall at any time waive any rights hereunder resulting from any breach by the other Party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which such Party is entitled under this Agreement or otherwise.

8. Successors and Assigns.

This Agreement shall be binding upon, enforceable against and inure to the benefit of, the Parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other Parties, which consent shall not be unreasonably withheld.

9. Entire and Sole Agreement.

This Agreement and any instruments and agreements to be executed pursuant to this Agreement, set forth the entire understanding of the Parties with respect to its subject matter, merge and supersede all prior and contemporaneous understandings with respect to its subject matter, and may not be waived or modified, in whole or in part, except by a writing signed by each of the Parties. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any Party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

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10. Expenses.

Each Party to this Agreement will separately pay for their respective costs of legal services, accounting, auditing, communications, and due diligence in connection with the transactions contemplated by this Agreement.

11. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

12. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

13. Attorneys’ Fees and Costs.

In the event that any Party must resort to legal action in order to enforce the provisions of this Agreement or to defend such action, the prevailing Party shall be entitled to receive reimbursement from the nonprevailing Party for all reasonable attorneys’ fees and all other costs incurred in commencing or defending such action, or in enforcing this Agreement, including but not limited to post judgment costs.

14. Further Acts.

The Parties to this Agreement hereby agree to execute any other documents and take any further actions which are reasonably necessary or appropriate in order to implement the transactions contemplated by this Agreement.

15. Authorized Signatures.

Each Party to this Agreement hereby represents that the persons signing below are duly authorized to execute this Agreement on behalf of their respective Party.

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16. Severability.

The provisions of this Agreement are severable and in the event that one or more of its provisions are deemed to be unenforceable or invalid for any reason, such finding will not affect the enforceability or validity of any other provision of this Agreement, which shall remain in full force and effect.

17. No Legal Representation or Attorney-Client Relationship.

All parties to this Agreement expressly acknowledge and agree that neither Richardson & Associates nor Mark J. Richardson is serving as legal counsel for any Party to this Agreement or to any of its affiliates, and no attorney-client relationship exists or is contemplated among Richardson & Associates and Mark J. Richardson and any Party hereto, it being understood that Richardson & Associates and Mark J. Richardson are independent contractors with respect to this Agreement representing only themselves. Each Party to this Agreement is urged to engage and consult with their own legal counsel to represent them.

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IN WITNESS WHEREOF, this Agreement has been entered into as of the date first above written.

COMPANY:	STREAMTRACK, INC., a Wyoming corporation

Date	By	/s/
Michael Hill, Chief Executive Officer

SECOND PARTY:

Signature

Mark J. Richardson
Print Name

1453 Third Street Promenade, Suite 315
Street Address

Santa Monica, California 90401
City, State and Zip Code

(310) 393-9992
Telephone Number

Markr@richardson-law.com
Email Address

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EXHIBIT A

CERTIFICATE OF DESIGNATION OF SERIES C PREFERRED

STOCK OF STREAMTRACK, INC.

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